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                                                                    EXHIBIT 23.4

                       CONSENT OF INDEPENDENT ACCOUNTANT


    I hereby consent to the use in the Prospectus constituting part of the Amendment No. 3 to this Registration Statement on Form S-1 of my report dated March 6, 1998 relating to the financial statements of Pacific Guarantee Mortgage Corporation as of December 31, 1997 and for the year then ended, which appear in such Prospectus. I also consent to the reference to me under the heading "Experts" in such Prospectus.


                                          /s/ CLAY L. MILLER
                                          --------------------------------------
                                          Name: Clay L. Miller
                                          Title: Certified Public Accountant


Healdsburg, California
May 12, 1999